EXHIBIT 10.17
                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of the ____ day of _________, 2000, between Global e Tutor.com, Inc., a corporation (the "Company"), and ___________________ (the "Executive").

                                  INTRODUCTION

         The Company and the Executive desire to enter into an employment agreement embodying the terms and conditions of the Executive's employment. This agreement will replace any prior employment agreement between the Company and the Executive.

         NOW, THEREFORE, the parties agree as follows:

1.       DEFINITIONS

         (a) "AFFILIATE" means any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with the Company, as determined by the Company.

         (b) "AREA" means the State of Georgia.

         (c) "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         (d) "BUSINESS OF THE COMPANY" means the business of providing an Internet-based educational services community including web-based, interactive tutoring services for K-12 students.

         (e) "CAUSE" means the occurrence of any of the following events:

                  (1) willful and continued failure (other than such failure resulting from his incapacity during physical or mental illness) by the Executive to substantially perform his duties with the Company or an Affiliate;

                  (2) conduct by the Executive that amounts to willful misconduct or gross negligence;

                  (3) any act by the Executive of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate;

                  (4) commission by the Executive of a felony or any other act involving dishonesty or moral turpitude;

                  (5) illegal drug use; or

                  (6) material breach of the Agreement by the Executive.

         (f) "COMMENCEMENT DATE" is defined in Section 4(a).

         (g) "COMPETING BUSINESS" means any person, firm, corporation, joint venture or other business entity which is engaged in the Business of the Company (or any aspect thereof) within the Area.

         (h) "DISABILITY" means the inability of the Executive to perform any of his duties hereunder due to a physical, mental, or emotional impairment, as determined by an independent qualified physician (who may be engaged by the Company) for a ninety (90) consecutive day period or for an aggregate of one hundred eighty (180) days during any three hundred sixty-five (365) day period.

         (i) "PROPRIETARY INFORMATION" means confidential information and trade secrets related to the business of the Company or its Affiliates, or to third parties who have entrusted the information to the Company.

         (j) "TERM" is defined in Section 4(a).

         (k) "TERMINATION DATE" means the date that corresponds to the first to occur of

                  (i) the death or Disability of the Executive;

                  (ii) the last day of the Term as provided in Section 4(a) below or

                  (iii) the date set forth in a notice given pursuant to Section 4(b) below.

2.       TERMS AND CONDITIONS OF EMPLOYMENT.

         (a) EMPLOYMENT. The Company hereby employs the Executive as its _____________________________ . The Executive accepts such employment with the Company in such capacity. The Executive shall report to _________________ and shall have such authority and responsibilities and perform such duties as shall reasonably be assigned to the Executive from time to time by the Company.

         (b) EXCLUSIVITY. Throughout the Executive's employment hereunder, the Executive shall devote substantially all the Executive's time, energy and skill during regular business hours to the performance of the duties of the Executive's employment (vacations and reasonable absences due to illness excepted), shall faithfully and industriously perform such duties, and shall diligently follow and implement all management policies and decisions of the Company. The Company recognizes and accepts that Executive has other business ownership interests outside of the Company, which interests he may pursue without violating this Agreement.

3.       COMPENSATION.

         (a) BASE SALARY. In consideration for the Executive's services hereunder, the Company shall pay to the Executive an annual base salary in the amount of $___________ initially. The Company may increase the Executive's annual base salary from time to time. The Company shall pay annual base salary in accordance with the normal payroll payment practices of the Company and subject to such deductions and withholdings as law or policies of the Company require.

         (b) BONUS. In addition to the annual base salary payable under Section 3(a) hereof, the Executive shall be entitled to participate in all bonus programs generally available to all executive officers of the Company

         (c) STOCK-BASED COMPENSATION. Stock options or other stock-based compensation will be awarded to the Executive at the discretion of the Board of Directors, or a committee thereof, pursuant to the Company's stock incentive plan.

         (d) VACATION AND SICK LEAVE. The Executive shall be entitled to vacation and sick leave in accordance with Company policy.

         (e) EXPENSES. The Executive shall be entitled to be reimbursed in accordance with the policies of the Company, as adopted and amended from time to time, for all reasonable and necessary expenses incurred by the Executive in connection with the performance of the Executive's duties of employment hereunder; provided, however, the Executive shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies adopted by the Company from time to time.

         (f) BENEFITS. In addition to the benefits payable to the Executive specifically described herein, the Executive shall be entitled to such benefits as generally may be made available to all other employees of the Company from time to time; provided, however, that nothing contained herein shall require the establishment or continuation of any particular plan or program.

4.       TERM, TERMINATION AND TERMINATION PAYMENTS.

         (a) TERM. The term of this Agreement (the "Term") shall commence as of the date of this Agreement (the "Commencement Date") and shall expire on the third anniversary of the Commencement Date. Ninety (90) days before the end of the Term and ninety (90) days before the end of each year thereafter, the Agreement is automatically extended for an additional one-year period unless either party gives prior notice of nonrenewal. In the event prior notice of nonrenewal is given, this Agreement shall terminate at the end of the remaining Term then in effect.

         (b) TERMINATION. This Agreement and the Executive's employment by the Company hereunder may only be terminated before expiration of the Term:

                  (1) by mutual agreement of the Executive and the Company;

                  (2) by the Company without Cause;

                  (3) by the Company for Cause; and

                  (4) by the Company or the Executive due to the Disability of the Executive.

This Agreement shall also terminate immediately upon the death of the Executive. Notice of termination by either the Company or the Executive shall be given in writing and shall specify the basis for termination and the effective date of termination; provided, however, that if the Company does not specify an effective date, termination shall be immediate.

         (c) EFFECT OF TERMINATION. Upon termination of this Agreement and the Executive's employment hereunder, the Company shall have no further obligation to the Executive or the Executive's estate with respect to this Agreement, except for payment of salary and bonus amounts, if any, accrued pursuant to
Section 3(a) or 3(b) hereof and unpaid at the Termination Date, and payments, if any, set forth in Section 4(d), or 4(e) hereof, as applicable, subject to the provisions of Section 8 hereof. Nothing contained herein shall limit or impinge any other rights or remedies of the Company or the Executive under any other agreement or plan to which the Executive is a party or of which the Executive is a beneficiary. If this Agreement terminates because of the expiration of the Term, Executive will not be entitled to any severance.

         (d) TERMINATION WITHOUT CAUSE. Except as set forth in Section 4(b)(i) hereof, upon termination of the Executive's employment by the Company without Cause, the Company shall be obligated to continue to pay the Executive his annual base salary at the time of termination of employment for two (2) weeks provided that the Executive continues to provide services to the Company during the two (2) week period. If the Executive ceases to provide services without the consent of the Company, the Executive shall only be due such salary accrued through the date that the Executive ceases to provide services.

         (e) TERMINATION WITH CAUSE. If the Company terminates the Executive with Cause, the Executive will be entitled to no compensation other than that accrued pursuant to Section 3(a) or 3(b).

         (f) PAYMENT UPON A DISABILITY. If the Executive's employment under this Agreement is terminated because of the Disability of the Executive, the Company shall be obligated to continue to pay the Executive his annual base salary to the extent that the Executive has any unpaid sick leave.

5.       PROPRIETARY INFORMATION.

         (a) All Proprietary Information and all physical embodiments thereof are confidential to the Company. All Proprietary Information, and all physical embodiments thereof, are and will remain the sole and exclusive property of the Company and Executive hereby assigns to the Company any right, title or interest Executive may have in such Proprietary Information. Except to the extent necessary to perform the Business Services, Executive may not reproduce, use, distribute, disclose or otherwise disseminate the Proprietary Information or any physical embodiments thereof and may in no event take any action causing, or fail to take the action necessary in order to prevent, any Proprietary Information disclosed to or developed by Executive to lose its character or cease to qualify as Proprietary Information. Each reproduction of any of the Proprietary Information must prominently contain a legend identifying its confidential or proprietary nature.

         (b) Executive represents and warrants that any information disclosed by Executive to the Company is not confidential or proprietary to Executive or to any third party. Accordingly, no obligation of any kind is assumed by or to be implied against the Company by virtue of any information received (in whatever form or whenever received) from Executive relating to the subject matter hereof, and the Company is free to reproduce, use and disclose to others such information without limitation.

         (c) Upon request by the Company, and in any event upon termination of the engagement of Executive with the Company for any reason, Executive will promptly deliver to the Company all property belonging to the Company, including without limitation all Proprietary Information (and all physical embodiments thereof) then in its custody, control or possession.

6.       RESTRICTIVE COVENANTS.

         (a) Executive agrees that during the term of Executive's employment under this Agreement and for a period of two (2) years following termination of such employment for any reason, Executive will not, either directly or indirectly, on Executive's own behalf or in the service of or on behalf of any other individual or entity, divert or solicit, or attempt to divert or solicit any person employed by the Company, whether or not such employee is a full-time or temporary employee of the Company and whether or not such employment is pursuant to a written agreement, for a determined period or at will.

         (b) Executive agrees that during the term of Executive's employment under this Agreement and for a period of one (1) year following termination of such employment for any reason, Executive will not, either directly or indirectly, on Executive's own behalf or in the service of or on behalf of any other individual or entity, divert or solicit, or attempt to divert or solicit, to a Competing Business any individual or entity who is a customer or actively sought prospective customer of the Company at any time during the two (2) year period prior to the termination of Executive's employment with the Company with whom Executive had contact during his or her employment under this Agreement or regarding whom Executive has Proprietary Information.

         (c) Executive agrees that during the term of Executive's employment under this Agreement and for a period of one (1) year following termination of such employment for any reason, Executive will not, either directly or indirectly, on Executive's own behalf or in the service of or on behalf of any other individual or entity, engage in a Competing Business in the Territory in the same or similar capacity in which Executive was engaged by the Company, or own, individually or collectively, a controlling beneficial interest in a Competing Business in the Territory.

7.       CONTRACTS OR OTHER AGREEMENTS WITH FORMER EMPLOYER OR BUSINESS.

         The Executive hereby represents and warrants that he is not subject to any employment agreement or similar document, except as previously disclosed and delivered to the Company, with a former employer or any business with which the Executive has been associated for which Executive's employment by the Company and provision of services in the capacity contemplated would be a breach. For that reason, Executive hereby represents and warrants that he is not subject to any Agreement which on its face prohibits the Executive during a period of time which extends through the Commencement Date from any of the following:

                  (i) providing services for the Company in the capacity contemplated by this Agreement;

                  (ii) competing with, or in any way participating in a business which competes with the Executive's former employer or business;

                  (iii) soliciting personnel of such former employer or business to leave such former employer's employment or to leave such business; or

                  (iv) soliciting customers of such former employer or business on behalf of another business.

         Executive represents and warrants to the Company that complying with the terms of this Agreement will not violate or in any way infringe upon the rights of third parties, (including without limitation contractual, employment, proprietary information and nondisclosure rights) or be in violation of any applicable law, rule or regulation.

8.       REMEDIES.

         (a) The Executive agrees that the covenants and agreements contained in Sections 5 and 6 hereof are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the Business of the Company; that the Company is engaged in and throughout the Area in the Business of the Company; that irreparable loss and damage will be suffered by the Company should the Executive breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, the Company shall be entitled to specific performance of this Agreement and to both temporary and permanent injunctions to prevent a breach or contemplated breach by the Executive of any of such covenants or agreements.

         (b) In addition to any other rights the Company may have pursuant to this Agreement, if Executive breaches any of his obligations under Sections 5 or 6, Executive will forfeit any amounts owed to Executive under Section 4(d) or 4(e), as applicable, which have not been paid to Executive by the Company and Executive shall immediately repay to the Company all amounts previously paid to Executive pursuant to Section 4(d) or 4(e), as applicable.

         (c) By virtue of the duties, responsibilities and special knowledge of the affairs and operations of the Company that Executive will have as a result of its relationship with the Company under this Agreement, great loss and irreparable damage would be suffered by the Company if Executive should breach or violate any of the covenants and agreements set forth in Section 5 or 6 hereof. The parties agree that each such covenant and agreement is reasonably necessary to protect and preserve the interests of the Company, and that, therefore, in addition to all of the remedies provided at law or in equity, the Company will be entitled to a temporary restraining order and a permanent injunction to prevent a breach of any of such covenants or agreements. The Company will have the right to set off against any sums due from the Company to Executive for damages incurred or suffered by the Company as a result of any breach of this Agreement and any application as a set-off of any such sums will not be considered in full satisfaction of or as liquidated damages for any such breach. The existence of any claim, demand, or cause of action of Executive against the Company, whether predicated upon this Agreement or otherwise, will not constitute a defense to the enforcement by the Company of any of the covenants or agreements herein.

8.       PROHIBITION ON INSIDER TRADING.

         The Executive acknowledges that, in the course of his employment, he may receive material non-public information regarding the Company or the Company's business partners. The Executive understands that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling the securities of the company and further prohibit any person with material non-public information from transmitting that information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell securities. The Executive agrees not to purchase or sell securities of the Company or the Company's business partners based on material non-public information and further agrees not to transmit any material non-public information to other persons under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell securities.

9. NO SET-OFF.

         The existence of any claim, demand, action or cause of action by the Executive against the Company, or any Affiliate of the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of its rights hereunder. The existence of any claim, demand, action or cause of action by the Company against the Executive, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Executive of any of his rights hereunder.

10. NOTICE.

         All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

         If to the Company:                 President
                                            Global e Tutor.com, Inc.
                                            3340 Peachtree Road, Suite 1800
                                            Atlanta, Georgia 30326

         If to the Executive:              ______________________
                                           ______________________
                                           ______________________

Notices delivered in person shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date hereof.

11.      MISCELLANEOUS.

         (a) ASSIGNMENT. Except for assignment of this Agreement to an Affiliate, neither this Agreement nor any right of the parties hereunder may be assigned or delegated by any party hereto without the prior written consent of the other party.

         (b) MODIFICATION AND WAIVER. Any term or condition of this Agreement may be waived in writing at any time by the party hereto which is entitled to the benefit of such term or condition. Any waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach on any future occasion. This Agreement may be modified or amended only by a writing signed by all of the parties hereto.

         (c) SURVIVAL. Executive's obligations under Section 6(a)-(c) shall survive termination of this Agreement according to their respective terms. Executive's obligations with respect to Proprietary Information under Section 5 shall survive termination of this Agreement for a period of three (3) years, and, with respect to Proprietary Information that constitutes trade secrets under applicable law, shall continue to survive thereafter for so long as such trade secrets remain entitled to protection under applicable law.

         (d) APPLICABLE LAW. This Agreement shall be construed and enforced under and in accordance with the laws of the State of Georgia.

         (e) VENUE. Any action, suit or proceeding arising out of or in connection with this Agreement (collectively "Proceeding") shall be brought exclusively in the U.S. District court for the Northern District of Georgia or a state court of competent jurisdiction in Fulton County, Georgia. Each party hereto irrevocably waives, to the fullest extent permitted by law, any object in which such party may have to the laying of venue for any Proceeding in any such court.

         (f) ENTIRE AGREEMENT. Except as to the terms of stock options, which shall be governed by a separate stock option agreement, this Agreement, when executed, embodies the entire agreement of the parties on the subject matter thereof. No amendment or modification of this Agreement will be valid or binding upon the Company or Executive unless made in writing and signed by the parties. Notwithstanding the foregoing terms of any stock option granted pursuant to this Agreement shall be governed by the terms of a separate stock option agreement.

         (g) AMENDMENT. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by the parties hereto.

         (h) SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or particular circumstance, shall, for any reason and to any extent, be invalid or unenforceable, it is the intention of the parties to this Agreement that the remainder of this Agreement and the application of such provisions to other persons or particular circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         (i) CAPTIONS AND SECTION HEADINGS. Except as set forth in Section 1 hereof, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.


                   [REMAINDER OF PAGE IS INTENTIONALLY BLANK]

                     [SIGNATURES ARE ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Company and the Executive have each executed and delivered this Agreement as of the date first shown above.

                                  THE COMPANY:

                                  By:________________________
                                  Title:_____________________
ATTEST:

________________________________
Title:__________________________
         [CORPORATE SEAL]

                                  EXECUTIVE:

                                  ___________________________________________

                         Schedule of Employee Agreements

                         Date of                                                          Signed By        Attested to
Name and Address         Agreement    Position                Salary      Report to       and Title        and Title
----------------         ---------    --------                ------      ---------       ---------        ---------
Thomas E. McMurrain      1/21/00      CEO, President,         $60,000     Board of        Lara Stegman     Deborah Ward
3340 Peachtree Road                   and Co-Chairman                     Directors       Secretary        Notary Public
Suite 1800
Atlanta, GA 30326

Claes Nobel              1/31/00      Co-Chairman and         $150,000    Board of        Tom McMurrain    Lara Stegman
                                      Senior Vice President               Directors       CEO/President    Secretary

Leslie Ennis             1/31/00      Vice President          $60,000     Tom McMurrain   Tom McMurrain    Shawn Cartmill
1700 Ranch Valley Dr.                                                                     CEO/President    Dir Accounting
Roswell, GA 30075

Shawn Cartmill           1/31/00      Treasurer and           $24,000     Tom McMurrain   Tom McMurrain    Lara Stegman
P.O. Box 450523                       Director of Accounting                              CEO/President    Secretary
Atlanta, GA 31145

Robert Willison          1/21/00      Investor Relations      $24,000     Tom McMurrain   Tom McMurrain    Lara Stegman
1599 Bayhill Drive                                                                        CEO/President    Secretary
Duluth, GA 30097

Lara Stegman             1/31/00      Secretary and           $24,000     Jerry Barton    Tom McMurrain    Deborah Ward
P.O. Box 550616                       Director of Operations                              CEO/President    Notary Public
Atlanta, GA 30355